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                                                                     Exhibit 3.1

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 06:39 PM 07/18/2007
                                                     Filed 06:07 PM 07/18/2007
                                                   SRV 070828420 - 4391515 FILE

                            CERTIFICATE OF FORMATION

                                       OF

                         SUNTRUST REAL ESTATE TRUST, LLC


     The undersigned desires to form a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del C. ss.18-101 et seq., and hereby states as follows:

                                    ARTICLE I

     The name of the limited liability company is SUNTRUST REAL ESTATE TRUST, LLC (hereinafter referred to as the "LLC").

                                   ARTICLE II

     The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.

                                   ARTICLE III

     The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.


     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of the LLC this 18th day of July, 2007.




                                     /s/  McHenry J. Kane
                                     -------------------------------------------
                                                 McHenry J. Kane
                                                 Authorized Person